Exhibit 99.1

FOR RELEASE

For more information, please contact:

Stephen Allison	Reed Byrum
Gensym Corporation	Versata Public Relations Counsel
781-265-7100	864.567.7468

GENSYM ANNOUNCES AGREEMENT TO BE ACQUIRED

BY PRIVATELY HELD VERSATA

Gensym Stockholders to Receive $2.35 per Share.

AUSTIN, TX, August 13, 2007 – Gensym Corporation (Pink Sheets: GNSM), a leading provider of rule engine software for mission-critical solutions, today announced that it has signed a definitive agreement to be acquired by Versata Enterprises, Inc., a privately-held leading provider of enterprise business solutions. Under the terms of the agreement, Gensym stockholders will receive $2.35 in cash for each share of Gensym common stock, representing an 11.9% premium over the closing price of Gensym’s stock on August 10, 2007 and a 56.6% premium over the closing price of Gensym’s stock on June 26, 2007, the last trading day before Gensym announced that it had retained a financial advisor and was in the process of reviewing its strategic alternatives.

The proposed transaction has been unanimously approved by Gensym’s board of directors. The transaction is expected to be completed in the fourth quarter of 2007, subject to various conditions, including approval by Gensym’s stockholders and other customary closing conditions. A special meeting of Gensym’s stockholders will be scheduled as soon as practicable following the preparation and filing of proxy materials with the Securities and Exchange Commission.

Versata Enterprises, Inc., a wholly-owned subsidiary of privately held Trilogy, Inc., based in Austin, TX, has announced that it intends to continue operating Gensym as a stand-alone corporation within its family of software businesses that already includes Versata Software, Inc., Versata, Inc. and Artemis International Solution Corporation.

“By joining the Versata family, we believe that Gensym will benefit from the leverage offered by a larger parent similarly focused on technology innovation,” said Robert Ashton, president and CEO of Gensym. “This acquisition is expected to enable a broader set of product and services offerings for our customers and to secure a continued focus on the substantial business benefits captured by customers who deploy Gensym’s business rule solutions. The board of directors believes this transaction is in the best interest of our stockholders.”

“Gensym’s history of innovation in the business rule space fits well with Versata’s strategy of lowering customers’ total cost of ownership with solutions that accelerate development, reduce ongoing maintenance, and drive business impact;” said Randy Jacops, CEO of Versata Enterprises. “Our customer success program compels us to align investments and priorities with our customers, a unique focus in the software industry intended to drive benefit to

Gensym Announces Agreement to be Acquired by Privately Held Versata

Gensym’s customers. We are excited by Gensym’s long-term relationships with customers and look forward to welcoming them to our customer success program.”

Silverwood Partners, LLC acted as financial adviser to Gensym in connection with the transaction.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Gensym plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Gensym, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Gensym through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Gensym by contacting Investor Relations, Gensym Corporation, 52 Second Avenue, Burlington, MA 01803 (781) 265-7100.

Gensym and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding Gensym’s directors and executive officers is contained in Gensym’s Annual Report on Form 10-K for the year ended December 31, 2006, which is filed with the SEC. As of July 31, 2007, Gensym’s directors and executive officers beneficially owned approximately 1.4 million shares, or 17.7%, of Gensym’s common stock. Stockholders representing approximately 17.6% of the voting stock of Gensym have signed a stockholder agreement agreeing to vote for the approval of the merger agreement and the transactions contemplated therein.

ABOUT GENSYM CORPORATION.

Gensym Corporation is a leading provider of rule engine software and services for mission-critical solutions that automate decisions in real time. Gensym’s flagship G2 software applies real-time rule technology for decisions that optimize operations and that detect, diagnose, and resolve costly problems. With G2, the world’s largest organizations in manufacturing, utilities, communications, transportation, aerospace, finance, and government maximize the agility of their businesses and achieve greater levels of performance. Gensym and its numerous partners deliver a range of services throughout the world, including training, software support, application consulting, and complete solutions.

ABOUT VERSATA ENTERPRISES, INC.

Founded in 1989, Trilogy established Trilogy Technology Group, a forerunner to Versata Enterprises, in 2004. With a global presence in 45 countries from North America to Europe and Asia, Versata Enterprises provides solutions for automating and simplifying the building, maintenance and ongoing evolution of large, complex, data-intensive enterprise applications and

Gensym Announces Agreement to be Acquired by Privately Held Versata

for managing and auditing product and asset portfolios. Additionally, Versata’s business rules solution effectively and efficiently replaces time-intensive hand-coding efforts with simple, intuitive business rules and graphical process flow specifications, thereby accelerating implementation timing and enabling customers to deliver targeted functionality and integration. Coupled with Versata’s Customer Success Program whereby customers define criteria for a successful relationship and Versata commits to delivering them, the Versata portfolio is the leading option for business and IT organizations looking to deliver business value and lower cost to their customers. Further information is available at http://www.versata.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction between Gensym and Versata, the expected effects, timing and completion of the proposed transaction, and any other statements about Gensym’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction; intense competition in Gensym’s industry, the effectiveness of Gensym’s indirect distribution channel and strategic relationships and the ability of Gensym’s partners to effectively market and deliver their Gensym-based solutions, fluctuations in demand for Gensym’s products and the other factors described in Gensym’s Annual Report on Form 10-K for the year ended December 31, 2006 and its most recent quarterly report filed with the SEC. In addition, any forward-looking statements represent Gensym’s estimates only as of the date of this press release and should not be relied upon as representing Gensym’s estimates as of any subsequent date. Gensym disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.